SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AMÉRICA MÓVIL, S.A.B. DE C.V.

(Exact Name of Registrant as Specified in Its Charter)

UNITED MEXICAN STATES	NOT APPLICABLE
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Lago Zurich 245

Plaza Carso / Edificio Telcel

Colonia Granada Ampliación

11529 México, D.F., México

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Floating Rate Senior Notes due 2016	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file numbers to which this form relates:

333-182394

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 6 through 18 of the Prospectus dated June 28, 2012 included in the Registration Statement on Form F-3 of América Móvil, S.A.B. de C.V. (the “Company”) (Registration No. 333-182394), as supplemented by the information under the headings “Risk Factors” and “Description of Notes” on pages S-6 through S-8 and S-13 through S-17, respectively, of the related Prospectus Supplement, dated September 5, 2013.

Item 2. Exhibits.

99.1 Prospectus dated June 28, 2012, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company on June 28, 2012 (Registration No. 333-182394).

99.2 Prospectus Supplement dated September 5, 2013, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company on September 6, 2013.

99.3 Indenture dated as of June 28, 2012, between the Company and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-3 filed with the SEC by the Company on June 28, 2012 (Registration No. 333-182394).

99.4 Eighth Supplemental Indenture, dated as of September 12, 2013 between the Company and The Bank of New York Mellon, as trustee, security registrar, paying agent, transfer agent and calculation agent, relating to the Floating Rate Senior Notes due 2016, including the form of global note, incorporated by reference to Exhibit 4.1 to the Report on Form 6-K filed with the SEC by the Company on September 12, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

AMÉRICA MÓVIL, S.A.B. DE C.V. (Registrant)

By: Name: Title:	/s/ Carlos José García Moreno Elizondo Carlos José García Moreno Elizondo Chief Financial Officer

By: Name: Title:	/s/ Daniel Hajj Aboumrad Daniel Hajj Aboumrad Chief Executive Officer

Date: September 16, 2013

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Prospectus dated June 28, 2012, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company on June 28, 2012 (Registration No. 333-182394).

99.2	Prospectus Supplement dated September 5, 2013, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company on September 6, 2013.

99.3	Indenture dated as of June 28, 2012, between the Company and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-3 filed with the SEC by the Company on June 28, 2012 (Registration No. 333-182394).

99.4	Eighth Supplemental Indenture, dated as of September 12, 2013 between the Company and The Bank of New York Mellon, as trustee, security registrar, paying agent, transfer agent and calculation agent, relating to the Floating Rate Senior Notes due 2016, including the form of global note, incorporated by reference to Exhibit 4.1 to the Report on Form 6-K filed with the SEC by the Company on September 12, 2013.

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